                         AMENDMENT NUMBER THREE TO THE

                             DECLARATION OF TRUST

                                      OF

                             LIFE & ANNUITY TRUST


     This AMENDMENT NUMBER THREE to the DECLARATION OF TRUST of the Life & Annuity Trust (the "Trust") is made on the 30th day of July, 1998 by the parties signatory hereto, as trustees (hereinafter called the "Trustees").


                         W  I  T  N  E  S  S  E  T  H :
                         -  -  -  -  -  -  -  -  -  -

     WHEREAS, the Trustees desire to add one new series of Interests, pursuant to a vote of the majority of the Trustees held at the July 30, 1998 meeting of the Board.

     NOW, THEREFORE, the Trustees hereby declare that Paragraph 9.8(e) of
Article IX of the Trust's Declaration of Trust, dated October 26, 1993, is amended, effective immediately, as follows:

                                   ARTICLE IX

                                    Holders
                                    -------

     9.8  Series of Interests.   If the Trustees shall divide the Trust
          -------------------
Property into two or more series the following provisions shall be applicable:

          (e) There shall be seven series of Interests designated as the "Asset Allocation Fund Series," the "Corporate Bond Fund Series," the "Equity Value Fund Series," the "Growth Fund Series," the "Money Market Fund Series," the "Strategic Growth Fund Series," and the "U.S. Government Allocation Fund Series." Each such series will consist of an unlimited number of Interests, and shall have the rights and privileges as set forth herein.

                                  SIGNATURES

      IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the 30th day of July, 1998.



  Signature                         Title
  ---------                         -----
              *
-------------------------------   Trustee, Chairman and President
  R. Greg Feltus                  (Principal Executive Officer)


/s/ Richard H. Blank, Jr.
-------------------------------   Secretary and Treasurer
  Richard H. Blank, Jr.           (Principal Financial Officer)


              *
-------------------------------   Trustee
  Jack S. Euphrat


              *
-------------------------------   Trustee
  Thomas S. Goho


              *
-------------------------------   Trustee
  Peter G. Gordon


              *
--------------------------------  Trustee
  Joseph N. Hankin


              *
--------------------------------  Trustee
  W. Rodney Hughes


              *
--------------------------------  Trustee
  J. Tucker Morse


*By: /s/ Richard H. Blank, Jr.
     ---------------------------
     Richard H. Blank, Jr.
     As Attorney-in-Fact
     July 30, 1998